For the fiscal period ended (a) 2/28/97
File number (c) 811-4024

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

II.  CA Series

1.   Name of Issuer
       Metropolitan Water Dist South Carolina

2.   Date of Purchase
       11/27/96

3.   Number of Securities Purchased
       15,750

4.   Dollar Amount of Purchase
       $1,456,875

5.   Price Per Unit
       $92.500

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       PaineWebber Incorporated

7.   Other Members of the Underwriting Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITER

Smith Barney Inc.
Bear, Stearns & Co. Inc.
Grigsby Brandford & Co., Inc.
PaineWebber Incorporated
E.J. De La Rosa & Co., Inc.
J.P. Morgan Securities Inc.
Lehman Brothers
Merril Lynch & Co.
M.R. Beal & Company
Artemis Capital Group
Morgan Stanley & Co, Incorporated
Prudential Securities Incorporated
Samuel A. Ramirez & Co., Inc.
Prager, McCarthy & Sealy


For the fiscal period ended (a) 2/28/97
File number (c) 811-4024

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

II.  CA Income Series

1.   Name of Issuer
       Metropolitan Water Dist South Carolina

2.   Date of Purchase
       11/27/96

3.   Number of Securities Purchased
       19,250

4.   Dollar Amount of Purchase
       $1,780,625

5.   Price Per Unit
       $92.500

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       PaineWebber Incorporated

7.   Other Members of the Underwriting Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITER

Smith Barney Inc.
Bear, Stearns & Co. Inc.
Grigsby Brandford & Co., Inc.
PaineWebber Incorporated
E.J. De La Rosa & Co., Inc.
J.P. Morgan Securities Inc.
Lehman Brothers
Merril Lynch & Co.
M.R. Beal & Company
Artemis Capital Group
Morgan Stanley & Co, Incorporated
Prudential Securities Incorporated
Samuel A. Ramirez & Co., Inc.
Prager, McCarthy & Sealy